Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE		March 16, 2016
BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER AND NINE MONTHS FISCAL YEAR 2016 FINANCIAL RESULTS AND CONFERENCE CALL Revenue from Aerospace Products Increased 27% to $4.2 Million
OLATHE, KANSAS, March 16, 2016, - Butler National Corporation (OTC Pink: BUKS), a leader in the global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the third quarter and nine months ended January 31, 2016.  In conjunction with the release, the Company has scheduled a conference call Monday, March 21, 2016 at 9:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2016 Financial Results Conference Call

When: Monday, March 21, 2016 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.  For those who cannot attend the call, an audio replay will be archived on the Company's web site (www.butlernational.com).

Clark D. Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter and nine months, the status of the aerospace backlog, gaming activities and an outlook on the balance of fiscal 2016.

Historical selected financial data related to all operations:
	Quarter Ended January 31			Nine Months Ended January 31
	(In thousands)			(In thousands)
	2016	2015	2014	2016	2015	2014
Net Sales	$ 11,067	$ 11,083	$ 10,844	$ 32,869	$ 35,226	$ 32,639
Operating Income (Loss)	442	535	18	203	1,708	(38)
Net Income (Loss)	102	68	(219)	(357)	350	(853)
Total Assets	41,575	41,633	41,115	41,575	41,633	41,115
Long-term Obligations	5,005	5,211	7,665	5,005	5,211	7,665
Stockholders' Equity	25,115	25,094	22,858	25,115	25,094	22,858
Weighted Average Shares – Diluted	62,260	60,893	59,019	62,260	60,893	59,019
New Product Research and Development Cost	386	461	526	1,323	1,220	1,569

Management Comments

 "The fiscal quarter ending January 31, 2016 was an encouraging period for Butler National Corporation.  Revenue remained constant at $11.1 million in the three months ended January 31, 2016, as compared to the three months ended January 31, 2015.  Professional services revenue decreased 12% while Aerospace products revenue increased 27%.

The decrease in professional services revenue was a result of a decrease in gaming activity at the Stables Casino and Boot Hill Casino and Resort.  The increase in aerospace products revenue was a result of an increase in the modification business.  Butler National Corporation is continuing to work to drive growth in international markets, including significant efforts in South America, Europe, Africa, and Asia.

The third quarter of fiscal 2016 resulted in a net income of $102,000 compared to a net income of $68,000 in the third quarter fiscal 2015.  Butler National Corporation continues to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses.

During the three months ending January 31, 2016, we invested approximately $386,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

We believe fiscal quarter-ended January 31, 2016 was a successful period for Butler National Corporation.  We are encouraged by the recent performance of aerospace products.  Aerospace Products continues to experience fluctuations in demand and profitability, however the backlog continues to remain strong.  Our entire team is focused on executing our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future, focused on serving the needs of our customers and dedicated to enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from Professional Services decreased 12% to $6.9 million in the three months ended January 31, 2016, compared to $7.8 million for the three months ended January 31, 2015.  The decrease in professional services revenue was driven by decreased revenue in gaming activities.  Operating income from professional services decreased to $275,000 in the three months ended January 31, 2016 from $528,000 in the three months ended January 31, 2015.

Aerospace Products:
Revenue increased 27% to $4.2 million in the three months ended January 31, 2016, compared to $3.3 million in the three months ended January 31, 2015.  This increase is primarily attributable to increased revenue of $602 in the modification business.  Aerospace products had an operating income of $167,000 in the three months ended January 31, 2016 compared to an operating income of $7,000 in the three months ended January 31, 2015.

Backlog:
As of January 31, 2016 our backlog totaled approximately $8.9 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
 Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595
THE WORLDWIDE WEB:
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